As filed with the Securities and Exchange Commission on February 28, 2019

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NIO Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

Building 20, No. 56 Antuo Road

Anting Town, Jiading District

Shanghai 201804

+86-21-6908-3306

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

2015 Stock Incentive Plan

2016 Stock Incentive Plan

2017 Stock Incentive Plan

2018 Share Incentive Plan

(Full title of the plan)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, Delaware 19711

+1 302-738-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒
Emerging growth company ☒		Smaller reporting company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Copies to:

Louis T. Hsieh Chief Financial Officer NIO Inc. Building 20, No. 56 Antuo Road Anting Town, Jiading District Shanghai F4 201804 People’s Republic of China +86-21-6908-3306	Z. Julie Gao, Esq. Will H. Cai, Esq. Skadden, Arps, Slate, Meagher & Flom LLP c/o 42/F, Edinburgh Tower, The Landmark 15 Queen’s Road Central Hong Kong +852 3740-4700

Calculation of Registration Fee

Title of Securities to be Registered (1)	Amount to be Registered (2)		Proposed Maximum Offering Price per Share			Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Class A Ordinary Shares, par value $0.00025 per share	39,417,687	(3)	US$	1.11	(3)	US$	43,753,632.57	US$	5,302.94
Class A Ordinary Shares, par value $0.00025 per share	2,652,225	(4)	US$	7.35	(4)	US$	19,493,853.75	US$	2,362.66
Class A Ordinary Shares, par value $0.00025 per share	16,460,919	(5)	US$	1.60	(5)	US$	26,337,470.40	US$	3,192.10
Class A Ordinary Shares, par value $0.00025 per share	45,089,663	(6)	US$	2.83	(6)	US$	127,603,746.29	US$	15,465.57
Class A Ordinary Shares, par value $0.00025 per share	509,001	(7)	US$	7.35	(7)	US$	3,741,157.35	US$	453.43
Class A Ordinary Shares, par value $0.00025 per share	44,123,698	(8)	US$	7.35	(8)	US$	324,309,180.30	US$	39,306.27
Total	148,253,193			—		US$	545,239,040.66	US$	66,082.97

(1)	These shares may be represented by the Registrant’s American Depositary Shares, or ADSs, each of which represents one (1) Class A ordinary share. The Registrant’s ADSs issuable upon deposit of the Class A ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (333-227062).
(2)	Represents Class A ordinary shares issuable upon exercise of options and pursuant to other awards granted under the 2015 Stock Incentive Plan, 2016 Stock Incentive Plan, 2017 Stock Incentive Plan and 2018 Stock Incentive Plan (collectively, the “Plans”). In addition to the awards in accordance with the Plans, the Company has granted a total of 150,000,000 Class A ordinary shares issuable upon exercise of options to Bin Li, our chairman of board and chief executive officer, which are being registered under this registration statement. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares which may be offered and issued to prevent dilution from share splits, share dividends or similar transactions as provided in the Plans. Any Class A ordinary shares covered by an award granted under the Plans (or portion of an award) that terminates, expires or lapses for any reason will be deemed not to have been issued for purposes of determining the maximum aggregate number of Class A ordinary shares that may be issued under the Plans.
(3)	The amount to be registered represents Class A ordinary shares issuable upon the exercise of outstanding options granted under the 2015 Stock Incentive Plan as of the date of this registration statement, and the corresponding proposed maximum offering price per share represents the weighted average exercise price of these outstanding options.
(4)	The amount to be registered represents Class A ordinary shares issuable upon the vesting of outstanding restricted share units granted under the 2015 Stock Incentive Plan as of the date of this registration statement. The proposed maximum offering price per share, which is estimated solely for the purposes of calculating the registration fee under Rule 457(c) and Rule 457(h) under the Securities Act, is based on $7.35 per ADS, the average of the high and low prices for the Registrant’s ADSs as quoted on the NYSE on February 19, 2019.
(5)	The amount to be registered represents Class A ordinary shares issuable upon the exercise of outstanding options granted under the 2016 Stock Incentive Plan as of the date of this registration statement, and the corresponding proposed maximum offering price per share represents the weighted average exercise price of these outstanding options.
(6)	The amount to be registered represents (i) 30,089,663 Class A ordinary shares issuable upon the exercise of outstanding options granted under the 2017 Stock Incentive Plan as of the date of this registration statement, and (ii) 15,000,000 Class A ordinary shares issuable upon the exercise of outstanding options granted to Bin Li by the Company as of the date of this registration statement, and the corresponding proposed maximum offering price per share represents the weighted average exercise price of these outstanding options.
(7)	The amount to be registered represents Class A ordinary shares issuable upon the vesting of outstanding restricted share units granted under the 2017 Stock Incentive Plan as of the date of this registration statement. The proposed maximum offering price per share, which is estimated solely for the purposes of calculating the registration fee under Rule 457(c) and Rule 457(h) under the Securities Act, is based on $7.35 per ADS, the average of the high and low prices for the Registrant’s ADSs as quoted on the NYSE on February 19, 2019.
(8)	The amount to be registered represents the shares that are reserved for future award grants under the Plans. The proposed maximum offering price per share, which is estimated solely for the purposes of calculating the registration fee under Rule 457(c) and Rule 457(h) under the Securities Act, is based on $7.35 per ADS, the average of the high and low prices for the Registrant’s ADSs as quoted on the NYSE on February 19, 2019.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information*

Item 2. Registrant Information and Employee Plan Annual Information*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8. The documents containing information specified in this Part I will be separately provided to the participants covered by the Plans, as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents previously filed by NIO Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) are incorporated by reference herein:

(a)	The Registrant’s prospectus dated September 11, 2018 (File No. 333-226822) filed with the Commission on September 12, 2018 pursuant to Rule 424 (b)(4) under the Securities Act; and

(b)	The description of the Registrant’s Class A ordinary shares incorporated by reference in the Registrant’s registration statement on Form 8-A (File No. 001-38638) filed with the Commission on August 28, 2018, including any amendment and report subsequently filed for the purpose of updating that description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference in this registration statement will be deemed to be modified or superseded to the extent that a statement contained in this registration statement or in any other later filed document that also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this registration statement.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

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Item 6. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of directors and officers, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. The Registrant’s currently effective amended and restated articles of association, adopted by its shareholders on August 10, 2018, provide that the Registrant shall indemnify its directors and officers against actions, proceedings, costs, charges, losses, damages and expenses incurred by such persons in their capacity as such, except through fraud or dishonesty.

Pursuant to the indemnification agreements, the form of which was filed as Exhibit 10.5 to the Registrant’s registration statement on Form F-1, as amended (File No. 333-226822), the Registrant has agreed to indemnify its directors and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The Registrant also maintains a directors and officers liability insurance policy for its directors and officers.

Item 7. Exemption From Registration Claimed

Not applicable.

Item 8. Exhibits

See the Index to Exhibits attached hereto.

Item 9. Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to that information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

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(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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EXHIBIT INDEX

Exhibit Number	Description

4.1	Eleventh Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated herein by reference to Exhibit 3.2 to the registration statement on Form F-1, as amended (File No. 333-226822))

4.2	Registrant’s Specimen Certificate for Ordinary Shares (incorporated herein by reference to Exhibit 4.2 to the registration statement on Form F-1, as amended (File No. 333-226822))

4.3*	Deposit Agreement dated September 11, 2018 among the Registrant, Deutsche Bank Trust Company Americas, as depositary, and holders and beneficial owners of American Depositary Shares issued thereunder

5.1*	Opinion of Maples and Calder (Hong Kong) LLP regarding the validity of the Class A ordinary shares being registered

10.1	2015 Share Incentive Plan (incorporated herein by reference to Exhibit 10.1 to the registration statement on Form F-1, as amended (File No. 333-226822))

10.2	2016 Share Incentive Plan (incorporated herein by reference to Exhibit 10.2 to the registration statement on Form F-1, as amended (File No. 333-226822))

10.3	2017 Share Incentive Plan (incorporated herein by reference to Exhibit 10.3 to the registration statement on Form F-1, as amended (File No. 333-226822))

10.4	2018 Share Incentive Plan (incorporated herein by reference to Exhibit 10.4 to the registration statement on Form F-1, as amended (File No. 333-226822))

23.1*	Consent of PricewaterhouseCoopers Zhong Tian LLP, an independent registered public accounting firm

23.2*	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page hereto)

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shanghai, China, on February 28, 2019.

NIO INC.

By:	/s/ Bin Li
Name:	Bin Li
Title:	Chairman of the Board of Directors and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, severally and not jointly, each of Bin Li and Louis T. Hsieh, with full power to act alone, as his or her true and lawful attorney-in-fact, with the power of substitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Bin Li	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	February 28, 2019
Bin Li

/s/ Louis T. Hsieh	Chief Financial Officer (Principal Financial and Accounting Officer)	February 28, 2019
Louis T. Hsieh

/s/ Lihong Qin	Director	February 28, 2019
Lihong Qin

/s/ Hai Wu		February 28, 2019
Hai Wu	Director

/s/ Denny Ting Bun Lee		February 28, 2019
Denny Ting Bun Lee	Director

/s/ James Gordon Mitchell		February 28, 2019
James Gordon Mitchell	Director

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of NIO Inc., has signed this registration statement in Newark, Delaware, United States of America on February 28, 2019.

Authorized U.S. Representative

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director